FIRST AMENDMENT

TRUST UNDER FIRSTBANK CORPORATION
DEFERRED COMPENSATION PLAN

This Agreement, made this 28th day of May, 2002, to be effective immediately, by Firstbank Corporation (“Employer”);

W I T N E S S E T H

WHEREAS, the Employer established the Trust Under Firstbank Corporation Deferred Compensation Plan on November 27, 1995; and

WHEREAS, the Employer deems it desirable to amend this trust; and

WHEREAS, Section 12(a) empowers the Employer and Trustee to amend the trust;

NOW, THEREFORE, the Employer and Trustee amend the trust as follows:

        1.        The introductory paragraph on Page 1 is amended to indicate that CB Wealth Management, N.A. shall serve as Successor Trustee.

        2.        Section 2(a) is amended by deleting the words “state or local” where they appear in the final sentence of such section.

Except as herein amended, the Employer ratifies the trust.

IN WITNESS WHEREOF, the Employer and Trustee have caused this instrument to be executed the day and year first above written.

FIRSTBANK CORPORATION By: /s/ Samuel G. Stone —————————————— Samuel G. Stone Secretary

SECOND AMENDMENT TO THE
TRUST UNDER FIRSTBANK CORPORATION
DEFERRED COMPENSATION PLAN

        This Second Amendment to the Trust under Firstbank Corporation Deferred Compensation Plan dated November 27, 1995, is adopted by and between Firstbank Corporation (the “Company”) and ABN Amro Trust Service (the “Trustee”). This amendment is adopted with reference to the following:

        A.        The parties, and their predecessors, established a trust to fund the provisions of the Firstbank Corporation Deferred Compensation Plan (the “Plan”). The trust is established pursuant to a Trust Agreement dated November 27, 1995 between the Company and the Bank of Alma, as trustee. CB Wealth Management, N.A. succeeded Bank of Alma as Trustee on May 28, 2002, and ABN Amro Trust Services will succeed CB Wealth Management, N.A., as Trustee effective March 1, 2004; and

        B.        The Trust Agreement was amended on May 28, 2002, and the parties wish to amend the Plan further to protect the Trustee with respect to actions by the Trustee pursuant to directions by the Company.

        NOW, THEREFORE, the Trust Agreement is amended as follows:

        1.        Subsection (a) of Section 8 is amended in its entirety to read as follows:

(a)	Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character, and would like Aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request, or approval given in writing by the Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

        2.         This Amendment will be effective immediately.

        IN WITNESS WHEREOF, the parties have caused this amendment to be executed this 23rd day of February, 2004.

FIRSTBANK CORPORATION By: /s/ Samuel G. Stone —————————————— Samuel G. Stone Its Secretary

ABN AMRO Trust Services By: /s/ —————————————— Its ———————————